As filed with the Securities and Exchange Commission on April 1, 2015

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-2118289
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey 07662

(703) 433-6300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CHRISTIAN G. LE BRUN, Esq.

Executive Vice President,

General Counsel and Secretary

ORBCOMM, Inc.

22970 Indian Creek Drive, Suite 300

Sterling, Virginia 20166

(703) 433-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

SEY-HYO LEE, Esq.

Chadbourne & Parke LLP

1301 Avenue of the Americas

New York, New York 10019-6022

(212) 408-5100

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:(1)(2)
Debt Securities	(3)
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Warrants	(4)
Units	(5)
Total Primary Offering			$200,000,000	$21,242(6)(7)
Secondary Offering:
Common Stock, par value $0.001 per share	3,910,433	$5.73(7)	$22,406,782	$2,604(8)
Total				$23,846(7)

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The registrant is hereby registering an indeterminate amount and number of each identified class of securities up to a proposed maximum aggregate offering price of $200,000,000, which may be offered from time to time at indeterminate prices. The registrant is also hereby registering an indeterminate number of shares of common stock and preferred stock and an indeterminate principal amount of debt securities that may be issued upon conversion or exchange of the securities issued hereunder. No separate consideration will be received for any shares of common stock, preferred stock or debt securities so issued upon conversion or exchange.
(3)	If any such debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such amount shall result in an aggregate principal amount equivalent to or less than the dollar amount registered at the time of the initial offering.
(4)	Includes warrants to purchase debt securities, warrants to purchase common stock and warrants to purchase preferred stock.
(5)	Includes units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination.
(6)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act.
(7)	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $17,200,001.60 aggregate initial offering price of unsold securities that had previously been registered under the registrant’s registration statement on Form S-3 (Registration Statement No. 333-195077) and the registrant is carrying forward $2,215.36 of registration fees previously paid with respect to such unsold securities, which fee will continue to be applied to such unsold securities. Accordingly, the amount of the registration fee for registration of primary offering securities under this registration statement has been calculated based on the proposed maximum offering price of the additional $182,799,998.40 initial offering price of primary offering securities registered on this registration statement.
(8)	The offering price and registration fee are estimated pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low sale prices for the common stock of the registrant, on March 25, 2015, as reported by The Nasdaq Global Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 1, 2015

PROSPECTUS

ORBCOMM Inc.

$200,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

3,910,433 Shares of Common Stock

Offered by the Selling Stockholder

We may use this prospectus at any time or from time to time to offer, in one or more offerings, our debt securities, shares of our common stock, shares of our preferred stock, warrants to purchase our debt securities, common stock or preferred stock or units consisting of any combination of the foregoing securities. Any or all of the securities may be offered and sold separately or together. The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities. In addition, the selling stockholder named in this prospectus or any prospectus supplement or other filing under the Securities Exchange Act of 1934, as amended, that is incorporated by reference into this prospectus may offer at any time or from time to time, in one or more offerings, up to 3,910,433 shares of our common stock. We will not receive any proceeds from sales of shares by the selling stockholder.

This prospectus describes the general terms of these securities and the general manner in which we and the selling stockholder will offer them. We and the selling stockholder will provide the specific terms of these securities, and the manner in which these securities will be offered, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplements before you invest.

We and the selling stockholder may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Our common stock is traded on The Nasdaq Global Market under the symbol “ORBC”.

Investing in these securities involves certain risks. See “Risk Factors” on page 7. You should carefully consider the risk factors described in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus or in any applicable prospectus supplement before you decide to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, our debt securities, shares of our common stock, shares of our preferred stock, warrants to purchase our debt securities, common stock or preferred stock or units consisting of any combination of the other securities described in this prospectus, up to a maximum aggregate offering price of $200,000,000. In addition, the selling stockholder may sell, at any time and from time to time, in one or more offerings, up to 3,910,433 shares of our common stock.

This prospectus provides you with a general description of the securities we or the selling stockholder may offer and the manner in which we or the selling stockholder may offer them. Each time we or the selling stockholder sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the manner in which they will be offered. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplements together with the additional information described below under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference”.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any applicable prospectus supplement. In the event the information set forth in a prospectus supplement differs in any way from the information set forth in this prospectus, you should rely on the information set forth in the prospectus supplement. Neither we nor the selling stockholder have authorized anyone to provide you with different information and neither we nor the selling stockholder are making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document or that the information we have filed and will file with the SEC that is incorporated by reference in this prospectus is accurate as of any date other than the filing date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to “ORBCOMM”, “the company”, “we”, “us” and “our” are to ORBCOMM Inc. unless the context indicates otherwise. The term “you” refers to a prospective investor.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information, including the registration statement of which this prospectus is a part and exhibits to the registration statement, with the SEC. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at www.orbcomm.com. The information contained on and linked from our Internet site is not incorporated by reference into this prospectus.

We are “incorporating by reference” in this prospectus specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information contained in documents that we file in the future with the SEC automatically will update and supersede earlier information contained in or incorporated by reference in this prospectus or a prospectus supplement (any information so updated or superseded will not constitute a part of this prospectus, except as so updated or superseded).

We incorporate by reference in this prospectus the documents listed below and any documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of the offering under this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014;

•	Our Proxy Statement for the 2015 Annual Meeting of Shareholders filed on March 24, 2015;

•	Our Current Reports on Form 8-K filed on January 6, 2015; January 20, 2015; and April 1, 2015; and

•	The description of our common stock contained in our Registration Statement on Form S-1 filed on April 27, 2007, as amended (Registration No. 333-142427), including any amendment or report that updates such description.

Notwithstanding the foregoing, we are not incorporating any document or information furnished and not filed in accordance with SEC rules. Upon written or oral request, we will provide you with a copy of any of the incorporated documents without charge (not including exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents). You may submit such a request for this material to ORBCOMM Inc., 395 W. Passaic Street, Rochelle Park, New Jersey 07662, Attention: Investor Relations, (703) 433-6505.

CAUTIONARY STATEMENT

This prospectus and the documents that are incorporated by reference in this prospectus that have been filed by us with the SEC may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, estimates, objectives and expectations for future events and other statements that are not historical facts. Such forward-looking statements, including those concerning our expectations and estimates, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond our control, that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to:

•	the costs and expenses associated with the acquisition of SkyWave Mobile Communications Inc. (“SkyWave”);

•	failure to successfully integrate SkyWave with our existing operations or failure to realize the expected benefits of the acquisition of SkyWave;

•	dependence of SkyWave’s business on its commercial relationship with Inmarsat plc and the services provided by Inmarsat plc, including the continued availability of Inmarsat plc’s satellites;

•	substantial losses we have incurred and may continue to incur;

•	demand for and market acceptance of our products and services and the applications developed by us and our resellers;

•	market acceptance and success of our Automatic Identification System business;

•	dependence on a few significant customers, including a concentration in Brazil for SkyWave, loss or decline or slowdown in the growth in business from key customers, such as Caterpillar Inc., Komatsu Ltd., Hitachi Construction Machinery Co., Ltd., Union Pacific Railroad and Maersk Lines, and other value-added resellers, or VARs, and international value-added resellers, or IVARs for ORBCOMM and Onixsat, Satlink and Sascar, and other value-added Solution Providers, or SPs, for SkyWave;

•	dependence on a few significant vendors or suppliers, loss or disruption or slowdown in the supply of products and services from key vendors, such as Inmarsat plc and Amplus Communication Pte Ltd.;

•	loss or decline or slowdown in growth in business of any of the specific industry sectors we serve, such as transportation, heavy equipment, fixed assets and maritime;

•	our potential future need for additional capital to execute on our growth strategy;

•	additional debt service acquired with or incurred in connection with existing or future business operations;

•	our acquisitions may expose us to additional risks, such as unexpected costs, contingent or other liabilities, or weaknesses in internal controls, and expose us to issues related to non-compliance with domestic and foreign laws, particularly regarding our acquisitions of businesses domiciled in foreign countries;

•	the terms of our credit agreement, under which we currently have borrowed $150 million could restrict our business activities or our ability to execute our strategic objectives or adversely affect our financial performance;

•	the inability to effect suitable investments, alliances and acquisitions or the failure to integrate and effectively operate the acquired businesses;

•	fluctuations in foreign currency exchange rates;

•	the inability of our subsidiaries, international resellers and licensees to develop markets outside the United States;

•	the inability to obtain or maintain the necessary regulatory authorizations, approvals or licenses, including those that must be obtained and maintained by third parties, for particular countries or to operate our satellites;

•	technological changes, pricing pressures and other competitive factors;

•	satellite construction and launch failures, delays and cost overruns of our next-generation satellites and launch vehicles;

•	in-orbit satellite failures or reduced performance of our existing satellites;

•	our inability to replenish or expand our satellite constellation;

•	the failure of our system or reductions in levels of service due to technological malfunctions or deficiencies or other events;

•	significant liabilities created by products we sell;

•	litigation proceedings;

•	inability to operate due to changes or restrictions in the political, legal, regulatory, government, administrative and economic conditions and developments in the United States and other countries and territories in which we provide our services;

•	ongoing global economic instability and uncertainty;

•	changes in our business strategy; and

•	the other risks described in our filings with the SEC.

We undertake no obligation to publicly revise any forward-looking statements or cautionary factors except as required by law. For more detail on these and other risks, please see “Risk Factors” in this prospectus and the various factors described in more detail in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014.

OUR COMPANY

We are a global provider of machine-to-machine (“M2M”) solutions, including network connectivity, devices and web reporting applications. These solutions enable optimal business efficiencies, increased asset efficiency, utilization, and substantially reduce asset write-offs helping industry leaders realize benefits on a world-wide basis. Our M2M products and services are designed to track, monitor and enhance security for a variety of assets, such as trailers, trucks, rail cars, intermodal containers, generators, fluid tanks, marine vessels, oil and gas wells, pipeline monitoring equipment, irrigation control systems, and utility meters, in the transportation & distribution, heavy equipment, oil & gas, maritime and government industries. Additionally, we provide Automatic Identification Service, or AIS, data services for vessel tracking and to improve maritime safety to government and commercial customers worldwide. We provide these services using multiple network platforms, including our own constellation of 30 low-Earth orbit satellites, comprised of 24 first generation satellites and six next-generation satellites placed into service in September 2014, one AIS microsatellite, and our accompanying ground infrastructure. We also offer customer solutions utilizing additional satellite and terrestrial-based cellular network service options that we obtain through service agreements we have entered into with mobile satellite providers Inmarsat plc (“Inmarsat”) and Globalstar, Inc., as well as several major cellular (Tier One) wireless carriers. Our satellite-based customer solution offerings use small, low power, mobile satellite subscriber communicators for remote asset connectivity, and our terrestrial-based solutions utilize cellular data modems with subscriber identity modules. Customer solutions provide access to data gathered over these systems through connections to other public or private networks, including the Internet. We are dedicated to providing the most versatile, leading-edge M2M solutions that enable our customers to maximize operational efficiency, increase asset utilization and achieve significant return on investment.

Customers benefiting from our network, products and solutions include original equipment manufacturers, or OEMs, such as Caterpillar, Komatsu, Doosan Infracore America, Hitachi, Hyundai Heavy Industries, Walmart and Volvo Construction Equipment; vertical market technology integrators known as value-added resellers (“VARs”) and international value-added resellers (“IVARs”), such as I.D. Systems, Inc., inthinc Technology Solutions Inc., and American Innovations, Ltd.; and leading refrigeration unit manufacturers, such as Carrier and Thermo King, and well-known brands such as Tropicana, Maersk Line, Prime Inc., C.R. England, FFE Transport, Inc., Target, Chiquita, Ryder, J.B. Hunt, Hapag-Lloyd, Golden State Foods, Martin-Brower and Canadian National Railways.

As part of our strategy to expand our global M2M technology platform and extend our presence into new geographies and industry verticals, we regularly evaluate organic investment, partnership, and acquisition opportunities. For example, we are making organic investments in our business to expand and enhance our satellite-based M2M communications network with the launch of our next-generation satellite constellation. Our acquisition strategy is focused on increasing the size of our addressable market by broadening our portfolio of solutions, increasing our worldwide sales and distribution reach, and continuing to strengthen our competitive positioning in key M2M market segments. In furtherance of such strategy, we have also completed eight acquisitions over the last four years including the recent acquisition of SkyWave in January 2015. Based in Ottawa, Canada, SkyWave provides end-to-end M2M solutions including devices, connectivity, and software applications to over 250,000 subscriber units in more than 75 countries worldwide. SkyWave has developed proprietary, patent-protected technology that enables advanced, satellite-based M2M solutions for customers with demanding anytime, anywhere communications requirements, including the next-generation IsatData Pro service that utilizes Inmarsat’s satellites. Inmarsat is the leading provider of global mobile satellite communications services. SkyWave has a strong relationship with Inmarsat as a result of SkyWave’s suite of unique M2M offerings, including those utilizing the IsatData Pro technology.

Our principal executive offices are located at 395 W. Passaic Street, Rochelle Park, New Jersey 07662, and our telephone number is (703) 433-6300. Our website is www.orbcomm.com and information contained on our website is not included as a part of, or incorporated by reference into, this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves a high degree of risk. You should carefully consider the information included and incorporated by reference in this prospectus and the applicable prospectus supplement before you decide to purchase these securities, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by periodic and current reports that we file with the SEC after the date of this prospectus. Any of these risks could cause our actual results to vary materially from recent results or from anticipated future results or could materially and adversely affect our business, financial condition and results of operations. The occurrence of any of these risks might cause you to lose all or part of your investment in these securities. Please also refer to the section above entitled “Cautionary Statement”.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we anticipate that the net proceeds from the sale of the securities offered by us pursuant to this prospectus and any applicable prospectus supplement will be used for general corporate purposes, which may include, among other things, future acquisitions as part of our strategy to pursue grown opportunities, debt repayment, stock repurchases, working capital and/or capital expenditures. Net proceeds may be temporarily invested before use.

The selling stockholder will receive all of the net proceeds from the resale of their shares of our common stock pursuant to this prospectus and any applicable prospectus supplement. We will not receive any proceeds from the sales by the selling stockholder.

DILUTION

If required by SEC rules, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth our consolidated ratio of earnings to combined fixed charges and preference dividends for each of the periods indicated.

	Fiscal Year Ended December 31,
	2014		2013	2012	2011	2010
Ratio of earnings to fixed charges	N/A	(1)	1.2	12.4	1.8	N/A	(1)
Ratio of earnings to combined fixed charges and preference security dividends	N/A	(2)	1.2	11.5	1.7	N/A	(2)

For purposes of this table: “Earnings” are defined as pre-tax income from continuing operations, adjusted for fixed charges, interest capitalized and income from noncontrolling interests of subsidiaries that have not incurred fixed charges. “Fixed charges” are defined as interest on borrowings (whether expensed or capitalized), including one-third of net rent expense, which is the portion deemed representative of the interest factor. “Preference Security Dividend” is defined as the amount of pre-tax earnings required to pay the dividends on our outstanding preferred stock.

(1)	The ratio coverage was less than 1:1 for fiscal years 2014 and 2010. The Company would have needed to generate additional pre-tax earnings of $8,989 and $1,632 to achieve coverage of 1:1 for fiscal years 2014 and 2010, respectively.

(2)	The ratio coverage was less than 1:1 for fiscal years 2014 and 2010. The Company would have needed to generate additional pre-tax earnings of $9,026 and $1,632 to achieve coverage of 1:1 for fiscal years 2014 and 2010, respectively.

DESCRIPTION OF DEBT SECURITIES

We may issue the debt securities offered by this prospectus under an indenture to be entered into between us and a trustee to be selected by us. We have summarized certain provisions of this indenture below. The summary is not complete and is qualified in its entirety by reference to the indenture. The form of indenture is filed as an exhibit to the registration statement for these securities that we have filed with the SEC. If we elect to issue debt securities under another indenture, we will describe certain provisions of that indenture in a prospectus supplement.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement.

We encourage you to carefully read the summary below, the applicable prospectus supplements and the indenture.

General

Our indenture provides that we may issue debt securities in one or more series and does not limit the amount of debt securities that may be issued. The debt securities may be senior debt securities or subordinate debt securities. We will include in a supplement to this prospectus the specific terms of debt securities being offered, if any, on which debt securities may be convertible into or exchangeable for common stock or other debt securities. Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will be our direct unsecured obligations. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities. We may also issue additional amounts of a series of debt securities without the consent of the holders of that series.

The applicable prospectus supplement will describe the terms of any series of debt securities being offered, including the following:

•	the title and principal amount of the series and whether the series will be senior debt securities or subordinate debt securities;

•	if other than U.S. dollars, the currency or currencies in which the debt securities are denominated or payable and the manner for determining the equivalent amount in U.S. dollars;

•	the date or dates on which the principal (and any premium) will be payable, or the method for determining these date(s);

•	the interest rate or rates, or the method of determining the rate or rates, at which the debt securities will bear interest;

•	the date or dates from which interest will accrue and the date or dates on which interest will be payable;

•	the place or places where payments will be made;

•	any provisions for redemption of the debt securities at our option;

•	any provisions that would obligate us to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	whether we will issue the debt securities in the form of global securities, the depositary for global securities and provisions for depository arrangements and other applicable terms;

•	whether we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay those additional amounts;

•	any provision that would determine payments on the debt securities by reference to an index;

•	the person to whom we will pay any interest, if other than the record holder on the applicable record date;

•	the manner in which any interest payable on any temporary global security will be paid on an interest payment date;

•	any changes in or additions to the events of default or covenants contained in the indenture;

•	any defeasance or covenant defeasance provisions;

•	any conversion or exchange features of the debt securities;

•	whether the debt securities are senior or subordinated and the terms of subordination applicable to any series of subordinated debt securities;

•	the identity of the trustee, authenticating agent, security registrar and/or paying agent, if other than the trustee;

•	whether the debt securities will be secured or unsecured and the terms of any security arrangements; and

•	any other terms of the debt securities (which will not conflict with the terms of the indenture).

We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any material special U.S. federal income tax considerations or other material special considerations applicable to debt securities we sell at an original issue discount, we will describe them in the applicable prospectus supplement. In addition, we will describe in the applicable prospectus supplement any material special U.S. federal income tax considerations and any other material special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

Form and Denominations

Unless we indicate otherwise in the applicable prospectus supplement, debt securities issued as registered securities will be denominated in U.S. dollars in multiples of $1,000. The indenture provides that we may issue debt securities in global form and in any denomination. Please see “—Global Securities” below.

Registration, Transfer and Exchange

A holder may exchange registered debt securities for other registered debt securities of the same series, in authorized denominations and with the same principal amount and terms. Debt securities may be exchanged, and a transfer of registered debt securities may be registered, at the office of the security registrar. We may also designate a transfer agent for this purpose for any series of debt securities. No service charge will be made for any exchange or transfer, but payment of any taxes or other governmental charges will be required. We may change the place for exchange and registration of transfer, and may rescind any designation of a transfer agent, at any time. If debt securities of a series are issuable in registered form, we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

If debt securities of a particular series are to be redeemed, we will not be required to issue, exchange or register the transfer of:

•	any debt securities of that series, during a period beginning 15 days before selection of debt securities to be redeemed and ending at the close of business on the day the redemption notice is mailed; or

•	any registered debt security selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Global Securities

We may issue one or more series of the debt securities in the form of global securities that will be deposited with a depositary. This means that we will not issue certificates to each holder of debt securities of that series. Instead, one or more global securities will be issued to the depositary, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased these debt securities. The participant will then keep a record of its clients who purchased these debt securities.

Beneficial interests in global securities will be shown on, and transfers of those interests will be made only through, records maintained by the depositary and its participants. We will make payments on the debt securities represented by a global security only to the depositary, as the registered holder of these debt securities. All payments to the participants are the responsibility of the depositary, and all payments to the beneficial holders of the debt securities are the responsibility of the participants.

Certificates for the debt securities of the series in question may be issued to beneficial holders in some circumstances, including termination of the depositary arrangements by us or the depositary.

If debt securities are to be issued as global securities, the prospectus supplement will name the depositary and will describe the depository arrangements and other applicable terms.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payments for registered debt securities will be made at the office of the trustee in New York, New York. However, we may choose instead to pay principal by check to the registered owner against surrender of the debt securities or to pay interest on registered debt securities by (i) check mailed to the address of the registered owner or (ii) transfer to an account located in the United States maintained by the registered owner. Unless otherwise indicated in the applicable prospectus supplement, each interest payment on registered debt securities will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment.

We may from time to time designate additional offices or agencies for payment with respect to any debt securities, approve a change in the location of any such office or agency and, except as provided above, rescind the designation of any such office or agency.

Payments on any debt securities that are payable in a currency other than dollars may be made in dollars in certain circumstances when that currency is no longer used. The prospectus supplement for any such debt securities will describe the circumstances in which this will occur.

Any moneys we deposit with the trustee or paying agent for the payment of principal (or premium, if any) or interest, if any, on any debt security that remains unclaimed at the end of two years after the payment is due and payable will be repaid to us upon our request. Thereafter, the holder of the debt security will look only to us for that payment.

Covenants

Any covenants pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities. Except for covenants applicable to debt securities as described in the applicable prospectus supplement, there are no covenants or other provisions contained in the indenture that may afford holders of debt securities protection if there is a leveraged buyout or other highly leveraged transaction involving us.

Consolidation, Merger and Sale of Assets

We may consolidate with or merge into any other corporation, or convey or transfer our properties and assets substantially as an entirety to any other entity, so long as certain specified conditions are met, including:

•	the corporation surviving the merger or consolidation, or which acquires the assets, is organized under the laws of the United States, or any state of the United States, and expressly assumes our obligations under the indenture; and

•	after giving effect to the transaction, there is no event of default under the indenture (as defined below) or event which, after notice or lapse of time or both, would become an event of default.

The successor corporation formed by the consolidation or merger, or to which the conveyance or transfer is made, shall succeed to and be substituted for us under the indenture and thereafter we will be relieved of all obligations and covenants under the indenture, the debt securities.

Covenant Defeasance

The prospectus supplement will state whether the indenture’s covenant defeasance provisions apply to the series of debt securities being offered. If these provisions apply, (i) we may omit to comply with certain covenants and (ii) the noncompliance will not be deemed to be an event of default under the indenture and the debt securities, if we irrevocably deposit with the trustee, in trust, sufficient money or U.S. government securities to pay the principal of (and premium, if any), interest, if any, and any other sums payable on the debt securities when due. We must also deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and defeasance of certain obligations and will be subject to the same federal income tax consequences as if the deposit, defeasance and discharge had not occurred. Our obligations under the indenture and debt securities, other than with respect to the relieved covenants referred to above, and the events of default, other than the relieved event of default referred to above, will remain in full force and effect.

Modification of Indenture and Waiver of Certain Covenants

Without the consent of the holders of the debt securities of each series affected, we and the trustee may execute a supplemental indenture for limited purposes, including adding to our covenants or events of default, curing ambiguities, appointing a successor trustee and other changes that do not adversely affect the rights of a holder of debt securities.

With the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected, we and the trustee may also execute a supplemental indenture to change the indenture or modify the rights of the holders of debt securities of any series. However, the consent of the holder of each outstanding debt security affected is required for execution of a supplemental indenture that would (i) change the maturity of principal or interest, if any, on any debt security, reduce the amount of any principal, premium or interest payment, change the currency in which any debt security is payable or impair the right to bring suit to enforce any payment rights, or (ii) reduce the percentage of holders of debt securities of the series whose consent is required to authorize the supplemental indenture.

The holders of a majority of the outstanding principal amount of the debt securities of any series may waive our compliance with certain covenants in the indenture with respect to that series.

The indenture contains provisions for determining whether the holders of the requisite percentage of outstanding principal amount of a series of debt securities have given any request, demand, authorization, direction, notice, consent or waiver, in cases where debt securities were issued at a discount, or where the principal amount was denominated in a foreign currency. In addition, for these purposes, debt securities owned by us or our affiliates are deemed not to be outstanding.

Defaults and Certain Rights on Default

An “event of default” with respect to any series of debt securities is defined in the indenture as any of the following events:

•	failure to pay any interest on the debt securities of the series for 30 days after it is due;

•	failure to pay principal of (and premium, if any, on) the debt securities of the series when due, whether at maturity, upon acceleration or upon redemption;

•	failure to perform any other covenant in the indenture for 90 days after notice;

•	certain events of bankruptcy, insolvency, receivership or reorganization relating to us; or

•	any other event of default made applicable to a particular series of debt securities and described in the applicable prospectus supplement for that series.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series. We are required to deliver to the trustee annually a written statement as to the fulfillment of our obligations under the indenture.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of the series may declare the principal amount of all the debt securities of the series to be immediately due and payable. The declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding principal amount of the debt securities of the series.

Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request of any of the holders of debt securities, unless the holders offer to the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, subject to certain limitations described in the indenture, the holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The holders of a majority of the outstanding principal amount of the debt securities of any series may waive any past default with respect to debt securities of the series except a default in payment on any of the debt securities of the series or a default with respect to a covenant that cannot be modified without the consent of the holder of each debt security affected.

Conversion Rights

If applicable, the terms of debt securities of any series that is convertible into or exchangeable for our common stock or other securities or property will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of our common stock or other securities or property to be received by the holders of debt securities would be subject to adjustment.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, as amended or superseded by any applicable prospectus supplement, includes a summary of certain provisions of our restated certificate of incorporation and our amended bylaws. This description is subject to the detailed provisions of, and is qualified by reference to, our restated certificate of incorporation and our amended bylaws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue (1) 250,000,000 shares of common stock, with a par value of $0.001 per share, of which 70,224,544 shares were outstanding as of March 2, 2015 and (2) 50,000,000 shares of preferred stock, with a par value of $0.001 per share, of which 1,000,000 shares are designated as Series A convertible preferred stock and 91,875 shares were outstanding as of March 2, 2015. The authorized shares of our common stock and preferred stock are available for issuance without further action by our stockholders, unless the action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Certain of the provisions described below could have the effect of discouraging transactions that might lead to a change of control of us. These provisions:

•	establish a classified board of directors whereby our directors are divided into three classes, nearly equal in number as possible, and elected for staggered three-year terms in office so that only a portion of our directors stand for election in any one year;

•	require stockholders to provide advance notice of any stockholder nominations of directors or any proposal of new business to be considered at any meeting of stockholders;

•	require a supermajority vote to remove a director or to amend or repeal certain provisions of our restated certificate of incorporation; and

•	preclude stockholders from amending our bylaws or calling a special meeting of stockholders.

Common Stock

Dividends. Holders of common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available therefor. Dividends may not be paid on common stock unless all accrued dividends on preferred stock, if any, have been paid or set aside. In the event of our liquidation, dissolution or winding-up, the holders of common stock will be entitled to share pro rata in the assets remaining after payment to creditors and after payment of the liquidation preference plus any unpaid dividends to holders of any outstanding preferred stock.

Voting. Each holder of common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

Other Rights. Our restated certificate of incorporation provides that, unless otherwise determined by our board of directors, no holder of shares of common stock will have any right to purchase or subscribe for any stock of any class that we may issue or sell.

Preferred Stock

General. Our restated certificate of incorporation permits us to issue up to 50,000,000 shares of our preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. The designations and the relative rights, preferences and limitations of the preferred stock of each series will be fixed by an amendment to our restated certificate of incorporation relating to each series adopted by our board, including:

•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares may be redeemed, if at all, including any restrictions on the repurchase or redemption of such shares by us while there is an arrearage in the payment of dividends or sinking fund installments if applicable;

•	the terms of any sinking fund for the purchase or redemption of the shares of the series;

•	the amounts payable on shares in the event of liquidation, dissolution or winding up;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into our shares of any other class or series or any other securities of ours or of any other corporation;

•	the restrictions on the issuance of shares of the same series or any other class or series; and

•	the voting rights, if any, of the shares of the series.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt.

Series A Convertible Preferred Stock

General. Our Certificate of Designation of Series A Convertible Preferred Stock authorizes us to issue up to 1,000,000 shares designated as “Series A Convertible Preferred Stock”. Holders of Series A convertible preferred stock are entitled, in preference to holders of common stock, to such dividends as the board of directors may declare out of funds legally available for the purpose and payments upon our dissolution, liquidation and winding-up of ORBCOMM.

Dividends. Holders of the Series A convertible preferred stock are entitled to receive a cumulative 4% dividend annually (calculated on the basis of the redemption price of $10.00 per share) payable quarterly in additional shares of the Series A convertible preferred stock.

Conversion. Shares of the Series A convertible preferred stock are convertible into 1.66611 shares of common stock: (1) at the option of the holder at any time or (2) at our option beginning six months from the issuance date and if the average closing market price for our common stock for the preceding twenty consecutive trading days equals or exceeds $11.20 per share.

Voting. Each share of the Series A convertible preferred stock is entitled to one vote for each share of common stock into which the preferred stock is convertible.

Liquidation. In the event of any liquidation, sale or merger of ORBCOMM, the holders of the Series A convertible preferred stock are entitled to receive prior to and in preference over the common stock, an amount equal to $10.00 per share plus unpaid dividends.

Redemption. The Series A convertible preferred stock may be redeemed by us for an amount equal to the issuance price of $10.00 per share plus all unpaid dividends at any time after two years from the issuance date.

No Sinking Fund. The shares of the Series A convertible preferred stock will not be entitled to benefit of any sinking or purchase fund to be applied to the redemption to purchase of such stock.

Other. The affirmative vote or written consent of the holders of at least two-thirds (2/3) of the aggregate number of shares at the time outstanding of the Series A convertible preferred stock is required for us to authorize, create or increase any capital stock ranking equal or prior to the Series A convertible preferred stock as to dividends or liquidation rights, or change any of the powers, preferences or rights given to the Series A convertible preferred stock to adversely affect it.

Certain Provisions in our Restated Certificate of Incorporation and Amended Bylaws

Our restated certificate of incorporation and amended bylaws contain various provisions intended to (1) promote the stability of our stockholder base and (2) render more difficult certain unsolicited or hostile attempts to take us over which could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business.

Classified Board of Directors. Pursuant to our restated certificate of incorporation and amended bylaws the number of directors is fixed by our board of directors. Other than directors elected by the holders of any series of preferred stock or any other series or class of stock except common stock, our directors are divided into three classes. Each class consists as nearly as possible of one third of the directors. Directors elected by stockholders at an annual meeting of stockholders will be elected by a plurality of all votes cast. The terms of office of the three classes of director will expire, respectively, at our annual meetings in 2015, 2016 and 2017. The term of the successors of each such class of directors will expire three years from the year of election.

Removal of Directors; Vacancies. Under Delaware law, unless otherwise provided in our restated certificate of incorporation, directors serving on a classified board of directors may be removed by the stockholders only for cause. Our restated certificate of incorporation provides that directors may be removed only for cause upon the affirmative vote of holders of 75% of the voting power of all the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Our restated certificate of incorporation provides that any vacancy created by removal of a director shall be filled by a majority of the remaining members of the board of directors even though such majority may be less than a quorum.

Special Meetings; Written Consent. Our restated certificate of incorporation and amended bylaws provide that a special meeting of stockholders may be called only by a resolution adopted by a majority of the entire board of directors. Stockholders are not permitted to call, or to require that the board of directors call, a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders will be limited to the business brought before the meeting pursuant to the notice of the meeting given by us. In addition, our amended and restated certificate provides that any action taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be taken by written consent instead of a meeting. Our amended bylaws establish an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before meetings of our stockholders.

Our restated certificate of incorporation provides that the affirmative vote of at least 66-2/3 % of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, would be required to amend or repeal the provisions of our restated certificate of incorporation with respect to:

•	the election of directors;

•	the right to call a special meeting of stockholders;

•	the right to act by written consent;

•	amending our restated certificate of incorporation or amended bylaws; or

•	the right to adopt any provision inconsistent with the preceding provisions.

In addition, our restated certificate of incorporation provides that our board of directors may make, alter, amend and repeal our amended bylaws and that the amendment or repeal by stockholders of any of our amended bylaws would require the affirmative vote of at least 66-2/3% of the voting power described above, voting together as a single class.

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

The foregoing summary is qualified in its entirety by the provisions of our restated certificate of incorporation and amended bylaws, copies of which have been filed with the SEC.

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for our common stock and our Class A convertible preferred stock. The transfer agent for any other series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by the provisions of the warrant agreement that we will enter into with a warrant agent we select at the time of issue. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We may issue warrants evidenced by warrant certificates under the warrant agreement by means of a prospectus supplement which will describe the terms of the warrants, including:

•	the price or prices at which warrants will be issued, if any;

•	the principal amount of debt securities or the number of shares of common or preferred stock purchasable upon exercise of one warrant and the initial price at which the principal amount of debt securities or shares, as applicable, may be purchased upon exercise;

•	in the case of debt warrants, the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with the underlying securities;

•	in the case of preferred stock warrants, if applicable, the designation and terms of the preferred stock purchasable upon exercise of the preferred stock warrants;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the dates on which the right to exercise the warrants begins and expires;

•	if necessary, certain material United States federal income tax consequences;

•	call provisions, if any;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currencies in which the offering price and exercise price are payable;

•	the identity of the warrant agent for the warrants; and

•	if applicable, the antidilution provisions of the warrants.

Rights as Holders of Debt Securities

Debt warrant holders, as such, will not have any of the rights of holders of debt securities, except to the extent that the consent of debt warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, debt warrant holders will not be entitled to payments of principal of and interest, if any, on the debt securities.

No Rights as Stockholders

Holders of stock warrants, as such, will not be entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders, or to exercise any rights whatsoever as our stockholders.

DESCRIPTION OF UNITS

We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

If we issue units, the applicable prospectus supplement will describe the terms of the series of units being offered, including:

•	the title of any series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures;

•	a discussion of certain federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

SELLING STOCKHOLDER(S)

This prospectus also relates to the possible resale of up to 3,910,433 shares of our common stock currently owned by CalPERS Corporate Partners, LLC that were issued in private placements in connection with financings which occurred prior to our initial public offering.

The following table sets forth information, as of March 2, 2015, with respect to the selling stockholder(s) and the shares of our common stock beneficially owned by the selling stockholder(s) that may be offered pursuant to this prospectus. The information is based on information provided by or on behalf of the selling stockholder(s). The selling stockholder(s) may offer all, some or none of the shares of our common stock. Because the selling stockholder(s) may offer all or some portion of the shares of our common stock, we cannot estimate the amount of our common stock that will be held by the selling stockholder(s) upon termination of any of these sales. In addition, the selling stockholder(s) identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of our common stock since the date on which they provided the information regarding their shares in transactions exempt from the registration requirements of the Securities Act. The selling stockholder(s) beneficially owns 5.6% of our common stock based on approximately 70,224,544 shares of common stock outstanding on March 2, 2015.

Selling Stockholder	Shares Owned Prior to the Offering	Shares Offered in the Offering	Shares Owned After the Offering
	Common Stock	Common Stock	Common Stock	% of Common Stock
CalPERS Corporate Partners, LLC(1)	3,910,433	3,910,433	—	—

(1)	The manager of CalPERS Corporate Partners, LLC is KMCP Advisors II LLC. Timothy Kelleher, a director of the Company, is a Managing Partner of KMCP Advisors II LLC.

Information about other selling stockholder(s), where applicable, who offer securities under the registration statement of which this prospectus is a part will be set forth in the prospectus supplements, post-effective amendments and/or filings we make with the SEC under the Exchange Act that are incorporated herein by reference. The prospectus supplement for any offering by the selling stockholder(s) of shares of common stock will include the following information to the extent not already provided herein:

•	the name of each participating selling stockholder;

•	the nature of any position, office or other material relationship which the selling stockholder(s) has had within the past three years with us or any of our predecessors or affiliates;

•	the number of shares of common stock held by each selling stockholder prior to the offering;

•	the number of shares of common stock to be offered for the account of the selling stockholder(s); and

•	the number and, if applicable, the percentage of shares of common stock held by the selling stockholder(s) after the offering.

The selling stockholder(s) may not sell any shares of our common stock pursuant to this prospectus until we have identified the shares being offered for resale by such selling stockholder(s) in a subsequent prospectus supplement. The selling stockholder(s), however, may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We or the selling stockholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;

•	directly to purchasers or to a single purchaser;

•	through agents; or

•	through a combination of any of these methods.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	any delayed delivery arrangements;

•	the public offering price or purchase price of the securities and the proceeds to us from the sale of the securities and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents; and

•	any securities exchanges on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the selling stockholder, underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

Offerings of our equity securities under this prospectus may also be made into an existing trading market for the securities in transactions at other than a fixed price, either:

•	on or through the facilities of any national securities exchange or quotation service on which the securities may be listed, quoted or traded at the time of sale; or

•	to or through a market maker otherwise than on the exchanges or quotation or trading services.

The at-the-market offerings, if any, will be conducted by underwriters, dealers or agents acting as principal or agent for us, who may also be third-party sellers of securities as described above.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. Underwriters, dealers or agents that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us or the selling stockholder and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, dealers or agents and describe their commissions, fees or discounts in the applicable prospectus supplement.

Any selling stockholder will act independently of us in making the decision with regards to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

Sales through Underwriters or Dealers

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities unless otherwise specified in the applicable prospectus supplement in connection with any particular offering of securities.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include short sales, over-allotment and stabilizing transactions and purchases to cover positions created by short sales. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell the offered securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

We or the selling stockholder may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Direct Sales and Sales through Agents

We or the selling stockholder may sell the securities directly. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our stockholders. In connection with subscription offerings or the distribution of subscription rights to stockholders, if all of the underlying offered securities are not subscribed for, we may sell such unsubscribed offered securities to third parties directly and, in addition, whether or not all of the underlying offered securities are subscribed for, we may concurrently offer additional offered securities to third parties directly.

If indicated in an applicable prospectus supplement, we or the selling stockholder may sell the securities through agents from time to time, which agents may be affiliated with us or the selling stockholder. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we or the selling stockholder pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment, unless otherwise specified in the applicable prospectus supplement.

Indemnification; Other Relationships

Agents, underwriters and other third parties described above may be entitled to indemnification by us or the selling stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling stockholder in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed on for us by Chadbourne & Parke LLP, New York, New York. If legal matters in connection with offerings of securities made pursuant to this prospectus are passed up on by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The consolidated financial statements and schedule of ORBCOMM Inc. and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of SkyWave Mobile Communications Inc. as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014 have been incorporated by reference herein and have been audited by Deloitte LLP, independent auditors, as indicated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses (other than underwriting compensation) payable by us in connection with the offering of the securities being registered.

Amount
SEC registration fee	$23,846
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Trustee fees and expenses	*
Legal fees and expenses	*
Printing expenses	*
Miscellaneous	*

Total	*

*	These fees are calculated based on the amount of securities offered and/or the number of offerings and accordingly are not presently known and cannot be estimated at this time.

Item 15. Liability and Indemnification of Directors and Officers.

The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to certain limitations. Our restated certificate of incorporation provides that our directors are not liable to ORBCOMM or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to ORBCOMM or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (4) for any transaction from which a director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to ORBCOMM. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Our amended bylaws and the appendix thereto provide for the indemnification of our directors, officers, employees and agents to the extent permitted by Delaware law. Our directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Item 16. Exhibits.

1*	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation of ORBCOMM, filed as Exhibit 3.1 to ORBCOMM’s Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by reference.

4.2	Amended Bylaws of ORBCOMM, filed as Exhibit 3.2 to ORBCOMM’s Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by reference.

4.3	Form of Debt Indenture, filed as Exhibit 4.3 to ORBCOMM’s Registration Statement on Form S-3 filed on April 16, 2012 (Registration No. 333-180755), is incorporated herein by reference.

4.4*	Form of Debt Securities.

4.5	Specimen certificate for ORBCOMM’s common stock, par value $0.001 per share, filed as Exhibit 4.1 to ORBCOMM’s Registration Statement on Form S-1/A filed on November 2, 2006 (Registration No. 333-134088), is incorporated herein by reference.

4.6	Certificate of Designation of Series A Convertible Preferred Stock of ORBCOMM, filed as Exhibit 3.1 to ORBCOMM’s Current Report on Form 8-K dated May 16, 2011, is incorporated herein by reference.

4.7*	Form of Preferred Stock Certificate

4.8*	Form of any Certificate of Designation setting forth the preferences and rights with respect to any preferred stock issued hereunder.

4.9*	Form of Warrant Agreement for Debt Securities, including Warrant Certificate for Debt Securities.

4.10*	Form of Warrant Agreement for Common Stock, including Warrant Certificate for Common Stock.

4.11*	Form of Warrant Agreement for Preferred Stock, including Warrant Certificate for Preferred Stock.

4.12*	Form of Unit Agreement.

5	Opinion of Chadbourne & Parke LLP.

12	Computation of ratio of earnings to combined fixed charges and preference dividends.

23.1	Consent of KPMG LLP, an independent registered public accounting firm.

23.2	Consent of Deloitte LLP, independent auditors.

23.3	Consent of Chadbourne & Parke LLP, contained in its opinion filed as Exhibit 5 to this registration statement.

24	Power of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of ORBCOMM.

25**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, in respect of the Indenture.

*	To be filed by amendment or as an exhibit to a document to be incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

(a). The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9)	That, for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10)	To file an application for the purpose of determining the eligibility of the trustee to act under Section 310(a) of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sterling, State of Virginia, on the 1st day of April, 2015.

ORBCOMM INC.

By:	/s/ Christian G. Le Brun
Christian G. Le Brun
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of April, 2015 by the following persons in the capacities indicated:

Signature	Title

Marc J. Eisenberg*	Chief Executive Officer and President and Director (principal executive officer)

Jerome B. Eisenberg*	Chairman of the Board

Didier Delepine*	Director

Marco Fuchs*	Director

Timothy Kelleher*	Director

John Major*	Director

Gary H. Ritondaro*	Director

Robert G. Costantini*	Executive Vice President and Chief Financial Officer (principal financial officer)

Constantine Milcos*	Senior Vice President and Chief Accounting Officer (principal accounting officer)

*By:	/s/ Christian G. Le Brun
Christian G. Le Brun, Attorney-in-Fact**

**	By authority of the power of attorney filed as Exhibit 24 hereto.

EXHIBIT INDEX

Page Number

1*	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation of ORBCOMM, filed as Exhibit 3.1 to ORBCOMM’s Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by reference.

4.2	Amended Bylaws of ORBCOMM, filed as Exhibit 3.2 to ORBCOMM’s Annual Report on Form 10-K for the year ended December 31, 2006, is incorporated herein by reference.

4.3	Form of Debt Indenture, filed as Exhibit 4.3 to ORBCOMM’s Registration Statement on Form S-3 filed on April 16, 2012 (Registration No. 333-180755), is incorporated herein by reference.

4.4*	Form of Debt Securities.

4.5	Specimen certificate for ORBCOMM’s common stock, par value $0.001 per share, filed as Exhibit 4.1 to ORBCOMM’s Registration Statement on Form S-1/A filed on November 2, 2006 (Registration No. 333-134088), is incorporated herein by reference.

4.6	Certificate of Designation of Series A Convertible Preferred Stock of ORBCOMM, filed as Exhibit 3.1 to ORBCOMM’s Current Report on Form 8-K dated May 16, 2011, is incorporated herein by reference.

4.7*	Form of Preferred Stock Certificate.

4.8*	Form of any Certificate of Designation setting forth the preferences and rights with respect to any preferred stock issued hereunder.

4.9*	Form of Warrant Agreement for Debt Securities, including Warrant Certificate for Debt Securities.

4.10*	Form of Warrant Agreement for Common Stock, including Warrant Certificate for Common Stock.

4.11*	Form of Warrant Agreement for Preferred Stock, including Warrant Certificate for Preferred Stock.

4.12*	Form of Unit Agreement.

5	Opinion of Chadbourne & Parke LLP.

12	Computation of ratio of earnings to combined fixed charges and preference dividends.

23.1	Consent of KPMG LLP, an independent registered public accounting firm.

23.2	Consent of Deloitte LLP, independent auditors.

23.3	Consent of Chadbourne & Parke LLP, contained in its opinion filed as Exhibit 5 to this registration statement.

24	Power of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of ORBCOMM.

25**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, in respect of the Indenture.

*	To be filed by amendment or as an exhibit to a document to be incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.